Exhibit 99.6

CORVUS GOLD INC.

SUBSCRIPTION AGREEMENT

(COMMON SHARES – NON-BROKERED)

INSTRUCTIONS

All Subscribers:

1.	Complete and sign pages i and ii of the Subscription Agreement.

All Canadian Residents:

1.	If you are an “Accredited Investor”, complete and sign the Accredited Investor Certificate – Schedule A.

2.	If you are not an “Accredited Investor” but are resident in any province of Canada (other than Ontario or Saskatchewan) and are purchasing the Purchased Shares pursuant to the “Family, Friends and Business Associates” exemption, complete section (1) of the Canadian Exemption Certificate and sign the Canadian Exemption Certificate – Schedule B.

3.	If you are not an “Accredited Investor” but are resident in Ontario and are purchasing the Purchased Shares pursuant to the “Founder, control person and family – Ontario” exemption, complete section (2) of the Canadian Exemption Certificate and sign the Canadian Exemption Certificate – Schedule B.

All Non-U.S. Subscribers:

All Non-U.S. Subscribers must complete and sign the Non-U.S. Subscribers Regulation S Certificate – Schedule C

All U.S. Subscribers:

Complete and sign the U.S. Accredited Investor Certificate – Schedule D.

PLEASE DELIVER YOUR COMPLETED AND EXECUTED COPY OF, AND THE OTHER DOCUMENTS REQUIRED TO BE DELIVERED WITH, THIS SUBSCRIPTION AGREEMENT TO THE CORPORATION, ATTENTION MARLA K. RITCHIE (FAX NO. 1-604-408-7499 OR marla@corvusgold.com) PRIOR TO 5:00 P.M., VANCOUVER TIME, ON OR BEFORE MARCH 10, 2016.

THESE SECURITIES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.  ACCORDINGLY, THESE SECURITIES MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON, AS DEFINED IN REGULATION S UNDER THE 1933 ACT, ABSENT AN EXEMPTION UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  HEDGING TRANSACTIONS IN THESE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT.

TO:          Corvus Gold Inc. (the “Corporation”) of Suite 2300 – 1177 West Hastings Street, Vancouver, BC V6E 2K3

The undersigned (the “Subscriber”) on its own behalf or, if applicable, on behalf of the disclosed purchaser who is identified by name and on whose behalf the Subscriber, as agent, is purchasing hereunder (the “Disclosed Purchaser”), hereby irrevocably subscribes for and agrees to purchase from the Corporation, on and subject to the terms and conditions attached hereto, that number of shares of the Corporation (the “Shares”) set forth below, for the aggregate subscription price set forth below at a subscription price of $0.70 per Share (the “Purchase Price”).

Attached as Appendix 1 to this Agreement are the terms and conditions of the sale of the Purchased Shares and the representations, warranties and covenants hereby made by the Subscriber and the Corporation, all of which Appendix 1 forms part of and is hereby incorporated by reference into this Agreement (the “Terms and Conditions”).

The Offering is subject to the Corporation obtaining conditional acceptance from the Toronto Stock Exchange (the “TSX”) to the Offering.

Number of Purchased Shares subscribed for	Subscriber’s Total Purchase Price
2,500,000	$1,750,000

Execution by the Subscriber (Please also ensure all Schedules (as applicable) are completed and executed (see “Instructions” on the first page of this Agreement)):

EXECUTED by the Subscriber this 10th day of March, 2016.

/s/ Timothy G. Thompson	6300 S. Syracuse Way, Ste. 500
Signature of Subscriber (if Subscriber is an individual) or of the Authorized Signatory (if Subscriber is not an individual)	(Subscriber’s Residential or Head Office Address) (please print)
AngloGold Ashanti (U.S.A.) Exploration, Inc.	Centennial, CO 80111
Name of Subscriber (please print)
VP Timothy G. Thompson	303-889-0700
Name and Official Capacity or Title of Authorized Signatory (please print)	(Telephone Number)
303-889-0707
(Facsimile Number)

-ii-

If you are signing this Agreement as agent for a Disclosed Purchaser please provide the following information for the Disclosed Purchaser

Details of Disclosed Purchaser, if applicable

Name of Disclosed Purchaser (please print)	Disclosed Purchaser’s Residential or Head Office Address

(Telephone Number)	(Facsimile Number)

Registration Instructions (if other than in name of Subscriber):	Certificate Delivery Instructions (if other than the address above):

Name and Address (as it should appear on the certificates)	Address

Account reference, if applicable	Account reference, if applicable

Address of Intermediary	Contact Name

Telephone Number

The Offered Shares will be subject to a hold period in Canada of four months from the Closing Date pursuant to applicable securities laws and all Offered Shares, whether purchased by a Non-U.S. Purchaser or a U.S. Purchaser and whether resold inside or outside of the United States, including in Canada, will be “restricted securities” under Rule 144 of the 1933 Act and will be subject to a hold period under the 1933 Act.  The length of the hold period under the 1933 Act will depend upon the Corporation’s reporting status with the United States Securities and Exchange Commission, but is currently six months.  The certificates evidencing the Offered Shares will bear a legend to that effect, as applicable.  Consequently, the Offered Shares, will be subject to resale restrictions during such period.  You are advised to consult your own legal advisors in this regard.

Present Ownership of Securities

The Subscriber or Disclosed Purchaser, as the case may be, either [check appropriate box]:

☐	owns directly or indirectly, or exercises control or direction over, no Common Shares or securities convertible into Common Shares; or

☑	owns directly or indirectly, or exercises control or direction over, 14,698,876 Common Shares and convertible securities entitling the Subscriber to acquire an additional 2,500,000 Common Shares.

Insider or Registrant

The Subscriber or Disclosed Purchaser, as the case may be, is either [check appropriate box]:

☑	an “Insider” as such term is defined herein; or

☐	a “registrant” as such term is defined in the Securities Act (British Columbia); or

☐	is not an “Insider”.

-iii-

This Agreement is accepted by Corvus Gold Inc. subject to the Terms and Conditions, this 11th day of March, 2016.

CORVUS GOLD INC.

Per:	/s/ Marla K. Ritchie
Authorized Signatory

-iv-

APPENDIX 1
TERMS AND CONDITIONS OF THE OFFERING

THE TERMS AND CONDITIONS OF THE OFFERING ARE AS FOLLOWS:

1.	Definitions

Definitions:  In this Agreement, unless the context otherwise requires:

(a)	“1933 Act” means the Securities Act of 1933, as amended, of the United States;

(b)	“Accredited Investor” has the meaning ascribed to such term in National Instrument 45-106;

(c)	“Agreement” means this subscription agreement and includes all schedules and appendices attached hereto, in each case, as the same may be amended, supplemented or restated from time to time;

(d)	“Business Day” means a day on which Canadian chartered banks are open for the transaction of regular business in the City of Vancouver, British Columbia;

(e)	“Closing” means the closing of the purchase and sale of the Offered Shares;

(f)	“Closing Date” means the date of the Closing, such date to be a date following receipt by the Corporation of all required regulatory acceptances/approvals and as determined by the Corporation;

(g)	“Commissions” means the provincial securities commission or other regulatory authority in each of the Offering Jurisdictions;

(h)	“Common Shares” means the common shares of the Corporation as constituted on the date hereof;

(i)	“Corporation” means Corvus Gold Inc., a corporation existing under the Business Corporations Act (British Columbia) and includes any successor corporation thereto;

(j)	“Disclosed Purchaser” means the Person on whose behalf the Subscriber, as agent, is purchasing hereunder;

(k)	“Dollars” or “$” means lawful money of Canada, unless otherwise indicated;

(l)
“Insider” means (i) a director or senior officer of the Corporation, (ii) a director or senior officer of a company that is an Insider or subsidiary of the Corporation, and (iii) a Person that beneficially owns or controls, directly or indirectly, more than 10% of the outstanding Common Shares of the Corporation;

(m)	“National Instrument 45-106” means National Instrument 45-106 “Prospectus and Registration Exemptions” of the Canadian Securities Administrators;

(n)	“Non-U.S. Subscriber” means any Subscriber that is not a U.S. Subscriber;

(o)	“Offered Shares” means the up to $2,500,000 Common Shares offered for sale by the Corporation pursuant to the Offering;

(p)	“Offering” means the offering of the Offered Shares on a private placement basis;

(q)	“Offering Jurisdictions” means collectively all of the provinces of Canada, the United States and such other overseas jurisdictions as may be agreed to by the Corporation;

(r)
“Person” means an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, an unincorporated organization, a joint venture, an investment club, a government or an agency or political subdivision thereof and every other form of legal or business entity of whatsoever nature or kind;

(s)
“Personal Information” means any personal information as that term is defined under applicable privacy legislation, including, without limitation, the Personal Information Protection and Electronic Documents Act (Canada) and any other applicable similar, replacement or supplemental provincial or federal legislation or laws in effect from time to time and without limiting the foregoing, but for greater clarity in this Agreement, means information about an identifiable individual, including but not limited to any information about the Subscriber and, if applicable, any Disclosed Purchaser, and includes information provided by the Subscriber in this Agreement;

(t)	“Purchase Price” means CAD$0.70 per Offered Share;

(u)	“Purchased Shares” means the Common Shares which the Subscriber has agreed to purchase under this Agreement;

(v)	“Regulation D” means Regulation D under the 1933 Act;

(w)	“Regulation S” means Regulation S under the 1933 Act;

(x)	“Regulatory Authorities” means the Commissions and the Stock Exchange;

(y)	“Securities Laws” means the securities legislation and regulations of, and the instruments, policies, rules, orders, codes, notices and interpretation notes of each of the Commissions;

(z)	“Stock Exchange” means the Toronto Stock Exchange;

(aa)	“Subscriber” means the Person purchasing the Purchased Shares and whose name appears on the execution page hereof and who has signed this Agreement;

(bb)	“Subscription Proceeds” means the aggregate Purchase Price paid by the Subscriber for the Purchased Shares;

(cc)
“U.S. Accredited Investor” means an “accredited investor” as defined in Rule 501(a) under the 1933 Act and without limiting the foregoing, but for greater clarity in this Agreement, which satisfies the conditions of the U.S. Accredited Investor Certificate;

(dd)
“U.S. Accredited Investor Certificate” means the certificate to be executed by persons that are in the United States, U.S. Persons or purchasing the Purchased Shares for the account or benefit of persons that are in the United States or U.S. Persons, and attached as Schedule D to this Agreement;

(ee)
“U.S. Person” has the meaning ascribed to it in Regulation S.  Without limiting the foregoing, but for greater clarity in this Agreement, a U.S. Person includes, subject to the exclusions set forth in Regulation S, (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States, (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person, (iv) any agency or branch of a foreign entity located in the United States; (v) any non discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, (vi) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States, and (vii) any partnership or corporation organized or incorporated under the laws of any non U.S. jurisdiction which is formed by a U.S. Person principally for the purpose of investing in securities not registered under the 1933 Act, unless it is organized or incorporated, and owned, by U.S. Accredited Investors who are not natural persons, estates or trusts;

(ff)
“U.S. Subscriber” means:  (i) any person resident in the United States or that is a U.S. Person, (ii) any person purchasing for the account or benefit of a U.S. Person or person in the United States, (iii) any person that receives or received an offer of the Offered Shares while in the United States, or (iv) any person that was (or whose authorized signatory was) in the United States at the time their buy order was originated or this Agreement was executed; U.S. Subscriber does not include persons excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) of Regulation S under the U.S. Securities Act or persons holding accounts excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) of Regulation S under the U.S. Securities Act, solely in their capacities as holders of such accounts; and

(gg)	“United States” means the United States of America, its territories and possessions, any state of the United States and the District of Columbia.

2.	Conditions of the Offering

In connection with your purchase of the Purchased Shares, you agree to return to the Corporation in accordance with the Corporation’s instructions, as soon as possible the following documents:

(a)	this Agreement (including the forms set out in Schedules A, B, C and D, attached hereto, as applicable) duly completed and executed;

(b)
a certified cheque, bank draft or wire transfer or other acceptable form of payment to the Corporation, as applicable, for the total Purchase Price of the Purchased Shares payable to the Corporation or, if applicable, confirmation of “Delivery Against Payment” arrangements;

(c)
if you are, or, if applicable, the Disclosed Purchaser is, a resident of Canada, and if you are an “Accredited Investor”, a duly executed and completed Accredited Investor Certificate, attached as Schedule A hereto;

(d)
if you are not, or, if applicable, the Disclosed Purchaser is not, an “Accredited Investor” but are resident in any province of Canada (other than Ontario or Saskatchewan) and are purchasing the Purchased Shares pursuant to the “Family, Friends and Business Associates” exemption, a duly executed and completed Canadian Exemption Certificate, attached as Schedule B and Appendix I or Appendix II, as applicable, hereto;

(e)
if you are not, or, if applicable, the Disclosed Purchaser is not, an “Accredited Investor” but are resident in Ontario and are purchasing the Purchased Shares pursuant to the “Founder, control person and family” exemption, a duly executed and completed Canadian Exemption Certificate, attached as Schedule B and Appendix I or Appendix II, as applicable, hereto;

(f)
if you, or the Disclosed Purchaser, as the case may be, qualifies under the “Employee, Executive Officer, Director and Consultant” exemption, a duly executed and completed Canadian Exemption Certificate, attached as Schedule B hereto;

(g)	if you are and the Disclosed Purchaser is a Non-U.S. Subscriber, a fully executed and completed Non-U.S. Subscriber Regulation S Certificate, attached as Schedule C hereto;

(h)	if you are, or, if applicable, the Disclosed Purchaser is, a U.S. Subscriber, a fully executed and completed U.S. Accredited Investor Certificate, attached as Schedule D hereto; and

(i)	any further documentation as required under the Securities Laws or by the policies of the Stock Exchange or other Regulatory Authorities.

The obligation of the Corporation to sell the Purchased Shares to you is subject to, among other things, the conditions that:

(a)
you execute and return all documents required by this Agreement, by the Securities Laws and the policies of the Stock Exchange for delivery on your behalf; including the forms set out in Schedules A, B and C attached hereto, as applicable, to the Corporation as the sale of the Purchased Shares by the Corporation to you will not be qualified by a prospectus;

(b)
the representations and warranties made by you on your own behalf or, if applicable, on behalf of the Disclosed Purchaser (including representations and warranties made in any Schedule attached hereto, as applicable) herein are true and correct when made and are true and correct on the Closing Date with the same force and effect as if they had been made on and as of such date;

(c)
all covenants, agreements and conditions contained in this Agreement to be performed by you or, if applicable, the Disclosed Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects;

(d)	the Corporation receives conditional acceptance of notice of the Offering and conditional approval for the listing of the Shares from the Stock Exchange; and

(e)	all other necessary regulatory or other approvals are obtained prior to the Closing Date.

By returning this Agreement you consent on your own behalf or, if applicable, on behalf of the Disclosed Purchaser, to the filing by the Corporation of all documents and Personal Information concerning you or, if applicable, the Disclosed Purchaser, provided in this Agreement required by the Securities Laws and the policies of the Stock Exchange.

If you are not subscribing for the Purchased Shares for your own account or deemed to be purchasing for you own account pursuant to National Instrument 45-106, the Disclosed Purchaser for whom you are contracting hereunder must be purchasing the Purchased Shares as principal for such Disclosed Purchaser’s own account and (unless you are an authorized agent with power to sign on behalf of the beneficial purchaser) must execute all documents required by the Securities Laws of the Offering Jurisdictions and the policies of the Stock Exchange with respect to the Purchased Shares being acquired by the Disclosed Purchaser as principal.  If you are signing this Agreement as agent or pursuant to a power of attorney for the Disclosed Purchaser, you represent and warrant that you have authority to bind the Disclosed Purchaser.

You agree, and if applicable the Disclosed Purchaser agrees, to comply with all Securities Laws and with the policies of the Stock Exchange concerning the purchase of, the holding of, and the resale restrictions applicable to, the Purchased Shares.

You acknowledge on your own behalf or, if applicable, on behalf of the Disclosed Purchaser, that the Corporation has the right to close the subscription books at any time without notice and to accept or reject any subscription in whole or in part in its sole discretion.

3.	The Closing

Subject to receipt of all completed documentation in accordance with section 2 of this Agreement, the Closing of the purchase and sale of the Offered Shares will take place at the offices of the Corporation on the Closing Date or such other place as the Corporation may determine.  Certificates representing the Purchased Shares will be available for delivery to you against payment to the Corporation of the amount of the Purchase Price for the Purchased Shares in freely transferable Canadian funds.

The Subscriber acknowledges that the Offering may be completed at one or more partial closings in the discretion of the Corporation and that the Closing as contemplated in this Agreement may be effected at one or more of such partial closings.

Upon completion of the Closing, the Corporation is irrevocably entitled to the Purchase Price for the Purchased Shares, subject to the rights of the Subscriber under this Agreement and any applicable laws.

You, on your own behalf or, if applicable, on behalf of the Disclosed Purchaser, hereby irrevocably appoint the Corporation, to act as your agent for the purpose of acting as your representative at the Closing and hereby appoint the Corporation, with full power of substitution, as your true and lawful attorney in your place or stead to execute in your name or, if applicable, the Disclosed Purchaser’s name, and on your behalf or, if applicable, on behalf of the Disclosed Purchaser, all closing receipts and documents required, to complete or correct any minor administrative errors or omissions in any form or document provided by you, to approve any opinion, certificate or other document addressed to you, to waive, in whole or in part, any representation, warranty, covenant or condition for your benefit and contained in this Agreement.

4.	Representations and Warranties of the Subscriber

The sale of the Purchased Shares by the Corporation to the Subscriber is conditional upon such sale being exempt from the requirements as to the filing of a prospectus or registration statement and as to the preparation of an offering memorandum or similar document contained in any statute, regulation, instrument, rule or policy applicable to the sale of the Purchased Shares or upon the issue of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement or delivering an offering memorandum or similar document.

The Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, acknowledges, represents, warrants, covenants and certifies to and with the Corporation that, as at the date given above and at the Closing Date:

(a)
the Corporation has advised you that the Corporation is relying on exemptions from the requirements under the Securities Laws to provide you with a prospectus or registration statement, and no prospectus or registration statement has been filed by the Corporation with any of the Commissions in connection with the issuance of the Purchased Shares, and as a consequence:

(i)
you are restricted from using most of the civil remedies available under the Securities Laws and certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to you;

(ii)	you may not receive information that would otherwise be required to be provided to you under the Securities Laws; and

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under the Securities Laws;

(b)
you are resident in the jurisdiction set out under “Subscriber’s Residential or Head Office Address” on the first page of this Agreement or under “Disclosed Purchaser’s Residential or Head Office Address” on the second page of this Agreement (as applicable), which address is your residence or principal place of business of the Person indicated, and such address was not obtained or used solely for the purpose of acquiring the Purchased Shares;

(c)	you are:

(i)
purchasing the Purchased Shares as principal for your own account or, in the case of section 5(d)(i) below, are deemed under the applicable Securities Laws to be purchasing as principal, and not for the benefit of any other Person; or

(ii)
purchasing the Purchased Shares as agent for the Disclosed Purchaser and the Disclosed Purchaser for whom you are acting is purchasing the Purchased Shares as principal for its own account and not for the benefit of any other Person;

(d)	if you are resident in any province or territory in Canada you:

(i)
are an Accredited Investor, by virtue of the fact that you fall within one or more of the subparagraphs of the definition of Accredited Investor set out in the Accredited Investor Certificate attached as Schedule A and you have completed the Accredited Investor Certificate attached as Schedule A, you confirm the truth and accuracy of all statements in such schedule as of the date of this Agreement and the Closing Date, and you were not created or used solely to purchase securities as an Accredited Investor as described in paragraph (m) of the definition of Accredited Investor set out in Schedule A; or

(ii)
are purchasing sufficient Offered Shares so that the aggregate acquisition cost of the Purchased Shares is not less than $150,000 and, if you are not an individual, you were not created solely to purchase or hold securities in reliance on section 2.10 of National Instrument 45-106; or

(iii)
are a resident in any province of Canada other than Ontario or Saskatchewan and are purchasing the Purchased Shares pursuant to the “Family, Friends and Business Associates” prospectus and registration exemption contained in section 2.5 of National Instrument 45-106 and have completed section (1) of the Canadian Exemption Certificate attached as Schedule B; or

(iv)
are a resident in Ontario and are purchasing the Purchased Shares pursuant to the “Founder, control person and family – Ontario” exemption contained in section 2.7 of National Instrument 45-106 and have completed section (2) of the Canadian Exemption Certificate attached as Schedule B;

(e)
if you are not an individual, you pre-existed the offering of the Offered Shares and you have a bona fide business purpose other than the investment in the Purchased Shares and you were not created, formed or established solely or primarily to acquire the Purchased Shares, or to permit purchases of securities without a prospectus, in reliance on an exemption from the prospectus requirements of applicable Securities Laws;

(f)
unless you are a U.S. Subscriber and have completed and delivered the U.S. Accredited Investor Certificate attached as Schedule D hereto (in which case you make the representations, warranties and covenants therein and confirm the truth and accuracy of all statements in such schedule as of the date of this Agreement and as of the Closing Date) you have completed and delivered the Non-U.S. Subscriber Regulation S Certificate attached hereto as Schedule C and hereby make the acknowledgements, representations, warranties and covenants contained therein and confirm the truth and accuracy of all statements in such schedule as of the date of this Agreement and as of the Closing Date;

(g)	if you are resident outside of Canada and the United States, you:

(i)
certify that you are not resident in Canada or the United States and that you are knowledgeable of, or have been independently advised as to the applicable securities laws of the securities regulatory authorities (the “Authorities”) having application in the jurisdiction in which you are resident (the “International Jurisdiction”) which would apply to the acquisition of the Purchased Shares, if any,

(ii)
are purchasing the Purchased Shares pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdiction or, if such is not applicable, you are permitted to purchase the Purchased Shares under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption,

(iii)
confirm that, to your knowledge, the purchase of the Purchased Shares does not contravene any applicable securities laws of the Authorities in the International Jurisdiction and does not require the Corporation to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Purchased Shares, and

(iv)	confirm that, to your knowledge, the purchase of the Purchased Shares by you does not trigger:

(A)
an obligation by the Corporation or any other Person to prepare and file a registration statement, prospectus or similar document, or any other report with respect to such purchase in the International Jurisdiction, or

(B)	continuous disclosure reporting obligations of the Corporation in the International Jurisdiction, and

you will, if requested by the Corporation, comply with such other requirements as the Corporation may reasonably require;

(h)
you acknowledge that no agency, stock exchange or governmental agency, securities commission or similar regulatory authority or other entity has reviewed or passed on or made any finding or determination as to the merits of or made any recommendation or endorsement with respect to the Securities;

(i)	you acknowledge that:

(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchased Shares,

(ii)	there is no government or other insurance covering the Purchased Shares,

(iii)	there are risks associated with the purchase of the Purchased Shares and you are aware of the risks and other characteristics of the Purchased Shares,

(iv)	there are restrictions on your ability to resell the Purchased Shares and it is your responsibility to find out what those restrictions are and to comply with them before selling the Securities, and

(v)
the Corporation has advised you that it is relying on an exemption from the requirements to provide you with a prospectus and to sell securities through a Person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to you;

(j)
you acknowledge and consent to the fact that the Corporation is collecting Personal Information of the Subscriber and Disclosed Purchaser, if any, for the purpose of completing this Agreement; you acknowledge and consent to the Corporation retaining such Personal Information for as long as permitted or required by law or business practices; you agree and acknowledge that the Corporation may use and disclose such Personal Information:  (i) for internal use including with respect to managing the relationships between and contractual obligations of the Corporation and the Subscriber and Disclosed Purchaser, if any; (ii) for use and disclosure for income tax-related purposes, including, without limitation, where required by law, disclosure to the Canada Revenue Agency; (iii) disclosure to professional advisers of the Corporation in connection with the performance of their professional services; (iv) disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trade or similar regulatory filings; (v) disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure; (vi) disclosure to any Person where such disclosure is necessary for legitimate business reasons and is made with your prior written consent; (vii) disclosure to a court determining the rights of the parties under this Agreement; and (viii) for use and disclosure as otherwise required or permitted by law; in addition, you further acknowledge and consent to the fact that the Corporation may be required to provide any one or more of the Canadian securities regulators, United States securities regulators, stock exchange, the Investment Industry Regulatory Organization of Canada, other regulatory agencies or the Corporation’s registrar and transfer agent with any Personal Information provided by the Subscriber and Disclosed Purchaser, if any, in this Agreement, and may make any other filings of Personal Information as the Corporation’s counsel deems appropriate, and you acknowledge receipt of notification of the disclosure of Personal Information by the Corporation to the Stock Exchange and the Subscriber and Disclosed Purchaser, if any, hereby consent to and authorize the foregoing use and disclosure of such Personal Information and agree to provide, on request, all particulars required by the Corporation in order to comply with the foregoing;

(k)	you further acknowledge and expressly consent to:

(i)	the disclosure of Personal Information by the Corporation to the Stock Exchange and other applicable regulatory authorities, as required, and

(ii)	the collection, use and disclosure of Personal Information by the Stock Exchange for such purposes as may be identified by the Stock Exchange, from time to time;

(l)	if you are a resident of Ontario you authorize the indirect collection of Personal Information by the Ontario Securities Commission and confirm that you have been notified by the Corporation:

(i)	that the Corporation will be delivering the Personal Information to the Ontario Securities Commission,

(ii)	that such Personal Information is being collected indirectly by the Ontario Securities Commission under the authority granted to it in applicable Securities Laws,

(iii)	that such Personal Information is being collected for the purpose of the administration and enforcement of applicable Securities Laws, and

(iv)
that the title, business address and business telephone number of the public official in the Province of Ontario, who can answer questions about the Ontario Securities Commission’s indirect collection of the Personal Information is as follows:

Administrative Support Clerk
Ontario Securities Commission
Suite 1903, Box 55, 20 Queen Street West
Toronto, Ontario M5H 3S8
Telephone:  (416) 593-3684

(m)
the funds representing the aggregate Purchase Price in respect of the Purchased Shares which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purpose of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLTF Act”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) (the “PATRIOT Act”) and you acknowledge that the Corporation may in the future be required by law to disclose the Subscriber’s or Disclosed Purchaser’s name and other information relating to this Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTF Act and the PATRIOT Act; to the best of your knowledge, none of the subscription funds to be provided hereunder (i) have been or will be obtained or derived, directly or indirectly, from or related to any activity that is deemed illegal under the laws of Canada or the United States or any other jurisdiction, or (ii) are being tendered on behalf of a Person or entity who has not been identified to you; you shall promptly notify the Corporation if you discover that any such representation ceases to be true, and shall provide the Corporation with appropriate information in connection therewith;

(n)
you have been advised to consult your own legal advisors with respect to the applicable hold periods imposed in respect of the Purchased Shares by the applicable Securities Laws and confirm that no representation by the Corporation has been made respecting the hold periods applicable to the Purchased Shares and you are solely responsible (and the Corporation is not responsible) for compliance with the applicable resale restrictions and the Subscriber confirms that it is solely responsible for obtaining its own legal, tax, investment and other professional advice with respect to the execution, delivery and performance by it of this Agreement and the transactions contemplated hereunder including the suitability of the Purchased Shares as an investment for the Subscriber, trading in the Purchased Shares, the tax consequences of purchasing and dealing with the Purchased Shares and, and the resale restrictions and “hold periods” to which the Purchased Shares are or may be subject under Securities Laws and other applicable securities laws;

(o)	no Person has made to you any written or oral representations:

(i)	that any Person will resell or repurchase any of the Purchased Shares,

(ii)	that any Person will refund the Purchase Price,

(iii)	as to the future price or value of any of the Purchased Shares, or

(iv)
that any of the Purchased Shares will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Purchased Shares for trading on a stock exchange;

(p)
you acknowledge that you have not received an offering memorandum, prospectus or other disclosure document in respect of the Purchased Shares or the Corporation describing the business and affairs of the Corporation in order to assist you in making an investment decision in respect of the Purchased Shares, that your decision to subscribe for Shares was based solely upon this Agreement and information about the Corporation which is publicly available and that you have not become aware of any advertisement in printed media of general and regular paid circulation, radio or television with respect to the distribution of the Purchased Shares;

(q)
you have no knowledge of a “material fact” or “material change” (as those terms are defined in the Securities Laws) in the affairs of the Corporation that has not been generally disclosed to the public;

(r)
your decision to purchase the Purchased Shares has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of the Corporation or any other Person and is based entirely upon the representations, warranties and covenants of the Corporation provided to the Subscriber in this Agreement and on currently available public information concerning the Corporation;

(s)
this subscription is irrevocable subject to the Subscriber’s right to withdraw and to terminate the obligations as set out in this Agreement and requires acceptance by the Corporation and acceptance of the Stock Exchange;

(t)	the acceptance of this subscription will be conditional upon the sale of the Purchased Shares to you being exempt from the prospectus and registration requirements under applicable Securities Laws;

(u)	if you are:

(i)
a corporation, you are duly incorporated and are validly subsisting under the laws of your jurisdiction of incorporation and have all requisite legal and corporate power and authority to execute and deliver this Agreement, to subscribe for the Purchased Shares as contemplated herein and to carry out and perform your covenants and obligations under the terms of this Agreement and the entering into of this Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, you or any agreement, written or oral, to which you may be a party or by which you are or may be bound,

(ii)
a partnership, syndicate or other form of unincorporated organization, you have the necessary legal capacity and authority to execute and deliver this Agreement and to observe and perform your covenants and obligations hereunder and have obtained all necessary approvals in respect thereof, or

(iii)
an individual, you are of full age of majority and have the legal capacity and competence to enter into and to execute this Agreement and to observe and perform your covenants and obligations hereunder;

(v)	this Agreement has been duly executed and delivered by you and constitutes a legal, valid and binding obligation of you enforceable against you in accordance with the terms hereof;

(w)
if required by applicable Securities Laws, policy or order or by any Commission, stock exchange or other Regulatory Authority, you will execute, deliver, file and otherwise assist the Corporation in filing, such reports, undertakings and other documents with respect to the issue of the Purchased Shares as may be required;

(x)
the Purchased Shares are highly speculative in nature and you have such sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of this investment and you are able to bear the economic risk of loss of this investment;

(y)
this subscription is not enforceable by you unless it has been accepted by the Corporation and you waive any requirement on the Corporation’s behalf to immediately communicate its acceptance of this subscription to you;

(z)
in connection with your subscription, you have not relied upon the Corporation for investment, legal, tax advice or other professional advice, and have in all cases sought or elected not to seek the advice of your own personal investment advisers, legal counsel and tax advisers and you are able, without impairing your financial condition, to bear the economic risk of, and withstand a complete loss of, the investment and you can otherwise be reasonably assumed to have the capacity to protect your own interest in connection with your investment and you acknowledge that legal counsel retained by the Corporation is acting as counsel to the Corporation and not as counsel to you and you may not rely upon such counsel in any respect;

(aa)
all costs and expenses incurred by you (including any fees and disbursements of any special counsel or other advisors retained by you) relating to the purchase of the Purchased Shares shall be borne by you;

(bb)
you are not a “control person” of the Corporation as defined in the Securities Act (British Columbia) and will not become a “control person” by virtue of the purchase of any of the Purchased Shares and do not intend to act in concert with any other Person to form a control group of the Corporation;

(cc)
this Agreement has been duly executed and delivered and, when accepted by the Corporation, will constitute your legal, valid and binding obligation enforceable against you in accordance with the terms hereof and, if you are acting on behalf of a Disclosed Purchaser, will constitute a legal, valid and binding obligation against such Disclosed Purchaser in accordance with the terms hereof;

(dd)
the Subscriber acknowledges, represents, warrants, covenants and certifies to and with the Corporation that, if the Subscriber is a trust governed by a registered retirement savings plan, registered retirement income fund, deferred profit sharing plan, tax-free savings account, registered disability savings plan or registered education savings plan as defined in the Income Tax Act (Canada) (a “Plan”), then the specific provisions of the Plan permit the investment in the Purchased Shares and the Corporation is not a “connected person” under the Plan as defined in the regulations to the Income Tax Act (Canada); and

(ee)	the above representations, warranties, covenants and acknowledgements in this section will be true and correct both as of the execution of this subscription and as of the Closing Date.

The Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, acknowledges and agrees that the foregoing representations, warranties and covenants are made by the Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, with the intent that they may be relied upon in determining its eligibility as a purchaser of the Purchased Shares under relevant Securities Laws and the Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, hereby agrees to indemnify and hold harmless the Corporation and its representatives, directors, officers, employees, legal counsel and agents from and against all losses, liability, claims, costs, expenses and damages (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) from reliance thereon in the event that any of such representations or warranties are untrue in any material respect.  The Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, further agrees that by accepting the Purchased Shares, the Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, shall be representing and warranting that the foregoing representations and warranties contained herein or in any document furnished by the Subscriber or, if applicable, the Disclosed Purchaser though the Subscriber acting as its agent, to the Corporation are true as at the Closing, with the same force and effect as if they had been made by the Subscriber as at the Closing and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber or the Disclosed Purchaser (if applicable) of the Purchased Shares.  The Subscriber or, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, undertakes to notify the Corporation immediately of any changes in any representation, warranty or other information relating to the Subscriber or the Disclosed Purchaser (if applicable) set forth herein which takes place prior to the Closing Date.

5.	Legends

The Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, acknowledges that the certificates representing the Purchased Shares will bear a legend in substantially the following form and with the necessary information inserted:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [the date which is six months and one day after the Closing Date will be inserted]”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF THE TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT ‘GOOD DELIVERY’ IN SETTLEMENT OF TRANSACTIONS ON THE TSX.”

provided that subsequent to the date which is four months and one day after the Closing Date the certificates representing the Purchased Shares, may be exchanged for certificates bearing no such legends.

Additionally, the Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, acknowledges that the certificates representing the Purchased Shares will bear a legend in substantially the following form and will continue to bear such legend until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable state securities laws and regulations:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNTIED STATES.  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF SUBPARAGRAPHS (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT.  DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.  HEDGING TRANSACTIONS INVOLVING THE SECURITIES ARE PROHIBITED EXCEPT IN COMPLIANCE WITH THE 1933 ACT.”

provided, that if any of the Purchased Shares are being sold pursuant to Rule 144 under the 1933 Act and in compliance with any applicable state securities laws, the legend may be removed by delivery to the Corporation’s registrar and transfer agent of an opinion satisfactory to the Corporation and its registrar and transfer agent to the effect that the legend is no longer required under applicable requirements of the 1933 Act.

The Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, also acknowledges that it has been advised to consult its own independent legal advisor with respect to the applicable resale restrictions; that it is solely responsible for complying with such restrictions; that the Corporation is not responsible for ensuring compliance by the Subscriber or, if applicable, the Disclosed Purchaser, of the applicable resale restrictions..

6.	Representations and Warranties of the Corporation

The Corporation represents, warrants and covenants that, as of the date given above and unless specifically given as at a particular date, at the Closing:

(a)	the Corporation is a valid and subsisting company and in good standing under the laws of the Province of British Columbia;

(b)	the Corporation is duly registered and licensed to carry on business in each jurisdiction in which it carries on business or owns property where required under the laws of that jurisdiction;

(c)
all financial statements, information circulars, press releases, material change reports and other documents filed by or on behalf of the Corporation within the past 12 months with the Stock Exchange and any of the Commissions (the “Disclosure Record”) were, except as may be disclosed in the Disclosure Record, true and correct in all material respects and did not contain any misrepresentation (as defined in the Securities Act (British Columbia)) as at the respective dates of such filings;

(d)
except as qualified by the disclosure in the Disclosure Record, the Corporation is the beneficial owner of the business and assets or the interests in the properties, business or assets referred to in the Disclosure Record;

(e)
the financial statements of the Corporation contained in the Disclosure Record and filed with any of the Commissions have all been prepared in accordance with Canadian generally accepted accounting principles applicable to public entities, accurately reflect the financial position and all known material liabilities (accrued, absolute, contingent or otherwise) of the Corporation in all material respects as of the date thereof, and no adverse material changes in the financial position of the Corporation have taken place since the date thereof other than has been subsequently disclosed in the Disclosure Record;

(f)
the Corporation has complied and will comply fully with the requirements of all applicable corporate and securities laws and administrative policies and directions, including, without limitation, the Securities Laws and the Business Corporations Act (British Columbia) in relation to the issue and trading of its securities and in all matters relating to the private placement of the Offered Shares;

(g)
there is not presently any material change, as defined in the Securities Laws, relating to the Corporation or change in any material fact, as defined in the Securities Laws, relating to any of the Purchased Shares, which has not been fully disclosed in accordance with the requirements of the Securities Laws and the policies of the Stock Exchange;

(h)
the issue and sale of the Offered Shares by the Corporation does not and will not conflict with, and does not and will not result in a material breach of, any of the terms of the Corporation’s constating documents or any agreement or instrument to which the Corporation is a party or by which it is bound;

(i)
the Corporation is not a party to any actions, suits or proceedings which could materially affect its business or financial condition, and to the best of the Corporation’s knowledge, no such actions, suits or proceedings are contemplated or have been threatened;

(j)	there are no judgments against the Corporation which are unsatisfied, nor is the Corporation subject to any consent decrees or injunctions;

(k)
this Agreement has been or will be at the Closing Date duly authorized by all necessary corporate action on the part of the Corporation, and the Corporation has full corporate power and authority to undertake the Offering;

(l)	to the Corporation’s knowledge, it is not in material default of any of the requirements of the Securities Laws or any of the administrative policies or notices of the Stock Exchange;

(m)
to the Corporation’s knowledge, no order ceasing or suspending trading in securities of the Corporation nor prohibiting the sale of such securities has been issued to and is outstanding against the Corporation or its directors, officers or promoters; and

(n)
except for as provided in the Disclosure Record, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming such a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Corporation, or any other security convertible into or exchangeable for any such shares, or to require the Corporation to purchase, redeem or otherwise acquire any of the issued and outstanding shares in its capital.

7.	Finder’s Fees

The Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, understands and acknowledges that upon Closing of the Offering, the Corporation may pay a finder’s fee on the gross proceeds received from the sale of the Offered Shares to certain third parties payable in connection with proceeds received by the Corporation from the sale of Offered Shares to Subscribers introduced to the Corporation by such third party.

8.	General

(a)
Headings:  The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement,” “hereof,” “hereunder”, “herein” and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof and include any agreement supplemental thereto and any exhibits attached hereto.  Unless something in the subject matter or context is inconsistent therewith, reference herein to articles, sections and paragraphs are to articles, sections, subsections and paragraphs of this Agreement.

(b)	Number and Gender: Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and neuter and vice versa.

(c)
Severability:  If one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality or enforceability of the remaining provisions hereof shall not be affected or impaired thereby.  Each of the provisions of this Agreement is hereby declared to be separate and distinct.

(d)
Notices:  All notices or other communications to be given hereunder shall be delivered by hand or by facsimile, and if delivered by hand, shall be deemed to have been given on the date of delivery or, if sent by facsimile, on the date of transmission if sent before 5:00 p.m. and such day is a Business Day or, if not, on the first Business Day following the date of transmission.

Notices to the Corporation shall be addressed to:

Corvus Gold Inc.
Suite 2300 – 1177 West Hastings Street
Vancouver, BC V6E 2K3

Attention:	Corporate Secretary
Fax Number:	(604) 408-7499

Notices to the Subscriber shall be addressed to the address of the Subscriber set out on the execution page hereof.

Either the Corporation or the Subscriber may change its address for service aforesaid by notice in writing to the other party hereto specifying its new address for service hereunder.

(e)
Further Assurances:  Each party hereto shall from time to time at the request of the other party hereto do such further acts and execute and deliver such further instruments, deeds and documents as shall be reasonably required in order to fully perform and carry out the provisions of this Agreement.  The parties hereto agree to act honestly and in good faith in the performance of their respective obligations hereunder.

(f)	Successors and Assigns: Except as otherwise provided, this Agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

(g)	Assignment: This Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Agreement.

(h)
Notification of Changes:  The parties hereby covenant and agree to notify the other party upon the occurrence of any event prior to the Closing which would cause any party’s representations, warranties or covenants contained in this Agreement to be false or incorrect in any material respect.

(i)
Entire Agreement:  The terms of this Agreement express and constitute the entire agreement between the parties hereto with respect to the subject matter hereof and no implied term or liability of any kind is created or shall arise by reason of anything in this Agreement.

(j)	Time of Essence: Time is of the essence of this Agreement.

(k)	Amendments: The provisions of this Agreement may only be amended with the written consent of all of the parties hereto.

(l)
Survival:  Notwithstanding any other provision of this Agreement, the representations, warranties, covenants and indemnities of or by the Corporation, the Subscriber and the Disclosed Purchaser contained herein or in any certificate, document or instrument delivered pursuant hereto shall survive the completion of the transactions contemplated by this Agreement.

(m)
Governing Law and Venue:  The contract arising out of this Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein, governing contracts made and to be performed wholly therein, and without reference to its principles governing the choice or conflict of laws.  The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of the Province of British Columbia, sitting in the City of Vancouver, with respect to any dispute related to or arising from this Agreement.

(n)
Counterparts and Delivery:  This Agreement may be executed in two or more counterparts which when taken together shall constitute one and the same agreement.  Delivery of counterparts may be effected by facsimile or other electronic transmission thereof.

(o)
Facsimile or Electronic Copies:  The Corporation shall be entitled to rely on a facsimile or other form of electronic copy of an executed Agreement and acceptance by the Corporation of such facsimile or electronic copy of the Agreement shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms thereof. If less than a complete copy of this Agreement is delivered to the Corporation at Closing, the Corporation and its advisors are entitled to assume that the Subscriber accepts and agrees to all of the terms and conditions of the pages not delivered at Closing unaltered.

(p)
Regulatory Approval/Acceptance:  Without limitation, this Agreement and the transactions contemplated hereby are conditional upon receipt by the Corporation of the conditional acceptance from the Stock Exchange and approval from the NYSE MKT to the Offering.

(q)
Language:  The Subscriber acknowledges that the Subscriber has consented to and requested that all documents evidencing or relating in any way to the issuance of the securities be drawn up in the English language only.  Le soussigne reconnait par les presentes avoir consenti et exige que tous les documents faisant foi ou se rapportant de quelque maniere a la vente des titres offerts soient rediges en anglais seulement.

If the foregoing is in accordance with your understanding, please sign and return this Agreement together with the other required documents signifying your agreement to purchase the Purchased Shares.

SCHEDULE A

ACCREDITED INVESTOR CERTIFICATE

TO:          CORVUS COLD INC.

Capitalized terms used in this Schedule A and defined in the Agreement to which this Schedule A is attached have the meaning defined in the Agreement unless otherwise defined herein.

The undersigned or, if applicable, the Disclosed Purchaser through the undersigned acting as its agent, hereby represents, warrants and certifies to the Corporation that the undersigned , or if applicable the Disclosed Purchaser, is an “Accredited Investor” as defined in subsection 1.1 of National Instrument 45-106.  The undersigned has indicated below the categories which the undersigned, or if applicable, the Disclosed Purchaser, satisfies in order to qualify as an “Accredited Investor”.

The undersigned or, if applicable, the Disclosed Purchaser through the undersigned acting as its agent, understands that the Corporation and its counsel are relying upon this information in determining to sell securities to the undersigned or, if applicable, the Disclosed Purchaser, in a manner exempt from the prospectus and registration requirements of applicable securities laws.

The undersigned or, if applicable, the Disclosed Purchaser through the undersigned acting as its agent, represents, warrants and certifies that it, he or she is:  [initial or place a checkmark above the line to the left of each applicable item]

____	(a)	a Canadian financial institution, or a Schedule III bank;

____	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

____	(c)	a subsidiary of any Person referred to in paragraphs (a) to (b), if the Person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

____	(d)	a Person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a Person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

____	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a Person referred to in paragraph (d);

____	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

____	(g)	a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

____	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

____	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

____	(j)	an individual who, either alone or with a spouse, beneficially owns financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

____	(k)	an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

____	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000;

____	(m)	a Person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements;

____	(n)	an investment fund that distributes or has distributed its securities only to:

(i)	a Person that is or was an accredited investor at the time of the distribution;

(ii)	a Person that acquires or acquired securities in the circumstances referred to in sections 2.10 Minimum amount investment; or 2.19 Additional investment in investment funds of NI 45-106; or

(iii)	a Person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 Investment fund reinvestment of NI 45-106;

____	(o)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt;

____	(p)	a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully-managed account managed by the trust company or trust corporation, as the case may be;

____	(q)	a Person acting on behalf of a fully-managed account managed by that Person, if that Person:

(i)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction; and

(ii)	in Ontario, is purchasing a security that is not a security of an investment fund;

____	(r)	a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

____	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

____	(t)	a Person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are Persons that are accredited investors;

____	(u)	an investment fund that is advised by a Person registered as an adviser or a Person that is exempt from registration as an adviser; or

____	(v)	a Person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as an accredited investor.

The Subscriber has executed this certificate as of the __________ day of__________________________, 2016.

If a trust, partnership or other entity:	If an individual:

Name of Entity	Signature

Type of Entity	Name of Individual

Signature of Person Signing

Title of Person Signing

As used in this certificate, the following terms have the following meanings:

An issuer is an “affiliate” of another issuer if:

(a)	one of them is the subsidiary of the other, or

(b)	each of them is controlled by the same Person;

“Canadian financial institution” means:

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act; or

(b)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

“control person” has the meaning ascribed to that term in securities legislation except in Ontario, Quebec and Nova Scotia where “control person” means any Person that holds or is one of a combination of Persons that holds:

(a)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(b)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

“eligibility adviser” means:

(a)	a Person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed; and

(b)
in Saskatchewan or Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

(i)	have a professional business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

(ii)
have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a Person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“financial assets” means cash, securities, or a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“fully-managed account” means an account of a client for which a Person makes the investment decisions if that Person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure and means a mutual fund or a non-redeemable investment fund;

“jurisdiction” means a province or territory of Canada except when used in the term foreign jurisdiction;

“local jurisdiction” means the jurisdiction in which the Canadian securities regulatory authority is situated;

“non-redeemable investment fund” has the same meaning as in National Instrument 81-106 Investment Fund Continuous Disclosure and means an issuer:

(a)	whose primary purpose is to invest money provided by its securityholders;

(b)	that does not invest;

(i)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund; or

(ii)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund; and

(c)	that is not a mutual fund;

“Person” includes an individual, a corporation, a partnership, trust, fund and an association, syndicate, organization or other organized group of Persons, whether incorporated or not; and an individual or other Person in that Person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means, for the local jurisdiction, the Executive Director as defined under securities legislation of the local jurisdiction;

“related liabilities” means:

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(b)	liabilities that are secured by financial assets;

“securities legislation” means securities legislation as such term is defined in National Instrument 14-101 Definitions;

“spouse” means, an individual who:

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual;

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender; or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

Calculation of purchaser’s net assets:  To calculate a purchaser’s net assets under paragraph (a) of the “Accredited Investor” definition, subtract the purchaser’s total liabilities from the purchaser’s total assets.  The value attributed to assets should reasonably reflect their estimated fair value.  Income tax should be considered a liability if the obligation to pay it is outstanding at the time of the trade.

SCHEDULE B

CANADIAN EXEMPTION CERTIFICATE

TO:          CORVUS GOLD INC.

Capitalized terms used in this Schedule B and defined in the Agreement to which this Schedule B is attached have the meaning defined in the Agreement unless otherwise defined herein.

The undersigned or, if applicable, the Disclosed Purchaser through the undersigned acting as its agent, understands that the Corporation and its counsel are relying upon this information in determining to sell securities to the undersigned or, if applicable, the Disclosed Purchaser, in a manner exempt from the prospectus and registration requirements of applicable securities laws.

In connection with the purchase by the Subscriber of the Purchased Shares of the Corporation, the Subscriber or, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, hereby represents, warrants, covenants and certifies that:

1.          Family, Friends and Business Associates:

The Subscriber or, if applicable, the Disclosed Purchaser is a resident of any province of Canada other than Ontario or Saskatchewan and is (please check the appropriate box):

□	(i)	a director, executive officer or control person of the Corporation (as such terms are defined in NI 45-106) or of an affiliate of the Corporation; or

□	(ii)	a spouse (as such term is defined in NI 45-106), parent, grandparent, brother, sister, child or grandchild of _______________ [insert name], a Person referred to in (i) above; or

□	(iii)	a parent, grandparent, brother, sister, child or grandchild of _______________ [insert name], the spouse of a Person referred to in (i) above; or

□	(iv)	a close personal friend of _______________ [insert name], a Person referred to in (i) above and who has completed Appendix I attached hereto; or

□	(v)	a close business associate of _______________ [insert name], a Person referred to in (i) above and who has completed Appendix II attached hereto; or

□	(vi)	a founder of the Corporation or a spouse, parent, grandparent, brother, sister, child, grandchild, close personal friend (who has completed Appendix I attached hereto) or close business associate (who has completed Appendix II attached hereto) of a founder of the Corporation; or

□	(vii)	a parent, grandparent, brother, sister, child or grandchild of _______________ [insert name], the spouse of a founder of the Corporation; or

□	(viii)	a Person of which a majority of the voting securities are beneficially owned by, or a majority of the directors are, Persons described in (i) to (vii) above; or

□	(ix)	a trust or estate of which all the beneficiaries or a majority of the trustees or executors are Persons described in (i) to (vii) above.

2.          Founder, control person and family - Ontario:

The Subscriber or, if applicable, the Disclosed Purchaser is a resident of Ontario and is (please check the appropriate box):

□	(i)	a founder of the Corporation; or

□	(ii)	an affiliate of a founder of the Corporation; or

□	(iii)	a spouse, parent, brother, sister, grandparent, grandchild or child of an executive officer, director or founder of the Corporation; or

□	(iv)	[DELETED]

3.          Employee, Executive Officer, Director and Consultant:

The Subscriber or, if applicable, the Disclosed Purchaser, is purchasing the securities on a voluntary basis and is, as defined in National Instrument 45-106 (please check appropriate box):

□	(i)	an employee;

□	(ii)	an executive officer;

□	(iii)	a director;

□	(iv)	a consultant; or

□	(v)	a permitted assign of a person or company referred to in (i) – (iv) above;

of the Corporation or a related entity, as defined in National Instrument 45-106, of the Corporation.

The Subscriber has executed this certificate as of the __________ day of__________________________, 2016.

If a trust, partnership or other entity:	If an individual:

Name of Entity	Signature

Type of Entity	Name of Individual

Signature of Person Signing

Title of Person Signing

As used in this certificate, the following terms have the following meaning:

An issuer is an “affiliate” of another issuer if (a) one of them is the subsidiary of the other, or (b) each of them is controlled by the same Person;

“close business associate” has the meaning ascribed thereto in section 2.8 of Companion Policy 45-106 CP to National Instrument 45-106 and subject thereto means an individual who has sufficient prior business dealings, with a director, executive officer, founder or control person of the Corporation, to be in a position to assess the capabilities and trustworthiness of such Person;

“close personal friend” has the meaning ascribed thereto in section 2.7 of Companion Policy 45-106 CP to National Instrument 45-106 and subject thereto means an individual who has known a director, executive officer, founder or control person of the Corporation well enough and for a sufficient period to be in a position to assess the capabilities and trustworthiness of such Person;

“control person” has the meaning ascribed to that term in the securities legislation except in Ontario, Quebec and Nova Scotia where “control person” means any Person that holds or is one of a combination of Persons that holds (a) a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or (b) more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

“founder of the Corporation” means a Person who (a) acting alone, in conjunction or in concert with one or more other Persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the Corporation; and (b) is now still actively involved in the business of the Corporation;

“Person” includes an individual, a corporation, a partnership, trust, fund and an association, syndicate, organization or other organized group of Persons, whether incorporated or not, and an individual or other Person in that Person’s capacity as a trustee, executor, administrator or personal or other legal representative; and

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

APPENDIX I
TO SCHEDULE B

STATEMENT OF CLOSE PERSONAL FRIENDS

“Close personal friend” means an individual who has known the director, executive officer, founder or control person well enough and for sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, executive officer, founder or control person.  The term close personal friend can include family members not already listed in the exemption if the family member is in a position to assess the capabilities and trustworthiness of the director, executive officer, founder or control person.  An individual is not a close personal friend solely because the individual is a relative or a member of the same organization, association or religious group.  An individual is not a close personal friend solely because the individual is a client, customer or former client or customer.  For example, an individual is not a close personal friend of a registrant or former registrant simply because the individual is a client or former client of that registrant or former registrant.  The relationship between the purchaser and the director, executive officer, founder or control person must be direct.  For example, the exemption is not available for a close personal friend of a close personal friend of the director, executive officer, founder or control person.

Please describe the relationship between yourself and the relevant director(s), executive officer(s), founder(s) or control person(s) of the Corporation or of an affiliate of the Corporation:

Dated: ___________, 2016.

Print name of Subscriber

By:
Signature

Print name of Authorized Signatory for a Corporate Subscriber

Title of Authorized Signatory

APPENDIX II
TO SCHEDULE B

STATEMENT OF CLOSE BUSINESS ASSOCIATES

“Close Business Associate” means an individual who has known the director, executive officer, founder or control person for sufficient period of time to be in a position to assess the capabilities and trustworthiness of the director, executive officer, founder or control person.  A casual business associate or a person introduced or solicited for the purpose of purchasing securities is not a close business associate.  An individual is not a close business associate solely because the individual is a client, customer or former client or customer.  For example, an individual is not a close business associate of a registrant or former registrant simply because the individual is a client or former client of that registrant or former registrant.  The relationship between the purchaser and the director, executive officer, founder or control person must be direct.  For example, the exemption is not available for a close business associate of a close business associate of the director, executive officer, founder or control person.

Please describe the relationship between yourself and the relevant director(s), executive officer(s), founder(s) or control person(s) of the Corporation or of an affiliate of the Corporation:

Dated: ___________, 2016.

Print name of Subscriber

By:
Signature

Print name of Authorized Signatory for a Corporate Subscriber

Title of Authorized Signatory

SCHEDULE C

NON-U.S. SUBSCRIBER REGULATION S CERTIFICATE

The Subscriber understands and agrees that the Offered Shares have not been and will not be registered under the 1933 Act, or applicable state securities laws, and the Offered Shares are being offered and sold to the Subscriber in reliance upon the exclusion from such registration requirements available under Rule 903 of Regulation S under the 1933 Act.

Capitalized terms used in this Schedule C and defined in the Agreement to which this Schedule C is attached have the meaning defined in the Agreement unless otherwise defined herein.

The undersigned (the “Subscriber”) represents warrants and covenants (which representations, warranties and covenants shall survive the Closing), on its own behalf and, if applicable, on behalf of the Disclosed Purchaser, to the Corporation, (and acknowledges that the Corporation is relying thereon) that:

(a)
it is purchasing the Purchased Shares for its own account or for the account of one or more persons for whom it is exercising sole investment discretion, (a “Disclosed Purchaser”), for investment purposes only and not with a view to resale or distribution in violation of applicable securities laws and, in particular, neither it nor any Disclosed Purchaser for whose account it is purchasing the Purchased Shares is a “Distributor” as defined in Rule 902(d) of Regulation S or has any intention to distribute either directly or indirectly any of the Purchased Shares in the United States or to, or for the account or benefit of, a U.S. Person or person in the United States; provided, however, that this paragraph shall not restrict the Subscriber from selling or otherwise disposing of any of the Purchased Shares pursuant to registration thereof pursuant to the 1933 Act and any applicable state securities laws or under an available exemption from such registration requirements;

(b)	neither it nor the Disclosed Purchaser, if any, is a U.S. Person;

(c)
unless you are excluded from the definition of U.S. Person pursuant to Rule 902(k)(2)(vi) of Regulation S or a person holding accounts excluded from the definition of U.S. Person pursuant to Rule 902(k)(2)(i) of Regulation S, solely in your capacity as holder of such accounts, (a) you and the Disclosed Purchaser, if any, are not resident in the United States and are not purchasing the Purchased Shares for the account or benefit of a U.S. Person or person in the United States, (b) Offered Shares were not offered to you or the Disclosed Purchaser, if any, in the United States and (c) at the time your buy order was made and this Agreement was executed, you (or your authorized signatory) were outside the United States;

(d)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to avoid the registration requirements of the 1933 Act;

(e)	the Subscriber did not receive the offer to purchase the Offered Shares as a result of, nor will it engage in, any directed selling efforts (as defined in Regulation S);

(f)	the Subscriber agrees not to engage in hedging transactions in the Purchased Shares except in compliance with the 1933 Act;

(g)
the Subscriber agrees that prior to the expiration of the six-month distribution compliance period set forth in Rule 903(b)(3) of Regulation S under the 1933 Act with regard to the Purchased Shares, it will not offer, sell or transfer, directly or indirectly, any of the Purchased Shares except in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration under the 1933 Act;

(h)
the Subscriber acknowledges and agrees that the Corporation is hereby bound by this Agreement to refuse to register any transfer of the Purchased Shares not made in accordance with Regulation S, pursuant to registration under the 1933 Act or pursuant to an available exemption from registration under the 1933 Act and in compliance with any applicable local laws and regulations;

(i)
the Subscriber acknowledges that upon the issuance of the Purchased Shares, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable state securities laws and regulations, the certificates representing the Purchased Shares, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the form as set forth in Section 5 of the accompanying Agreement and that the Purchased Shares will be subject to the restrictions on transfer set forth therein;

(j)
the Subscriber acknowledges that the Corporation is not a “foreign issuer” as defined in Regulation S and therefore, pursuant to Rule 905 of Regulation S, the United States securities law legend set forth in Section 5 of the accompanying Agreement may not be removed from certificates representing the Purchased Shares upon any resale made pursuant to Rule 903 or 904 of Regulation S; therefore the certificates representing the Purchased Shares which bear such legend may not constitute “good delivery” in settlement of transactions on stock exchanges in Canada;

(k)
the Subscriber understands that (i) the Corporation may be deemed to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a “Shell Company”), (ii) if the Corporation is deemed to be, or to have been at any time previously, a Shell Company, Rule 144 under the 1933 Act may not be available for resales of the Purchased Shares, and (iii) the Corporation is not obligated to make Rule 144 under the 1933 Act available for resales of the Purchased Shares; and

(l)
the Subscriber acknowledges that the Purchased Shares are “restricted securities”, as such term is defined under Rule 144 of the 1933 Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the 1933 Act and applicable state securities laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Purchased Shares absent such registration, it will not offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Purchased Shares, except:

(i)	to the Corporation; or

(ii)	in compliance with the exemption from registration under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws; or

(iii)	in a transaction that does not require registration under the 1933 Act or any applicable state securities laws;

(iv)	and, in the case of subparagraph (ii) or (iii), it has furnished to the Corporation an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to such effect.

The Subscriber undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Purchaser or any Disclosed Purchaser set forth herein which takes place prior to the Closing.

If a Corporation, Partnership or Other Entity:	If an Individual or Joint Account of Individuals:

Name of Entity

Signature(s)

Type of Entity

Signature of Person(s) Signing	Print or Type Name(s)

Print or Type Name(s) and Title(s) of Person(s) Signing

SCHEDULE D

U.S. ACCREDITED INVESTOR CERTIFICATE

TO:          CORVUS GOLD INC. (the “Corporation”)

The Subscriber and if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, understands and agrees that the Purchased Shares have not been and will not be registered under the 1933 Act, or applicable state securities laws, and the Purchased Shares are being offered and sold by the Corporation to the Subscriber in reliance upon the safe harbor exemption from 1933 Act registration requirements set forth in Rule 506(b) of Regulation D and pursuant to similar exemption under any applicable state securities laws.

Capitalized terms used in this Schedule D and defined in the Agreement to which this Schedule D is attached have the meaning ascribed thereto in the Agreement unless otherwise defined herein.

The Subscriber represents, warrants and covenants (which representations, warranties and covenants shall survive the Closing) to the Corporation (and acknowledges that the Corporation is relying thereon) on its own behalf and on behalf of the Disclosed Purchaser, if any, on whose behalf it is subscribing for Purchased Shares that:

(a)
it is purchasing the Purchased Shares for its own account, or for the account of the Disclosed Purchaser named on page ii of the Subscription Agreement, in a transaction in which the Subscriber is exercising sole investment discretion with respect to the purchase of the Purchased Shares and, in any case, the Purchased Shares are being purchased for investment purposes only and not with a view to resale or distribution or for the account or benefit of anyone other than the Subscriber and the Disclosed Purchaser named in the Subscription Agreement, if any.  Neither the Subscriber nor the Disclosed Purchaser has any intention to distribute either directly or indirectly any of the Purchased Shares in the United States or to, or for the account or benefit of, a U.S. Person or person in the United States; provided, however, that this paragraph shall not restrict the Subscriber or the Disclosed Purchaser from selling or otherwise disposing of any of the Purchased Shares pursuant to registration thereof pursuant to the 1933 Act and any applicable state securities laws or under an exemption from such registration requirements;

(b)
the Subscriber and the Disclosed Purchaser for whose account it is purchasing the Purchased Shares, if any, is a U.S. Accredited Investor that satisfies one or more of the categories of U.S. Accredited Investor as indicated below (the Subscriber must initial on the appropriate line(s) and, if there is a Disclosed Purchaser, the Subscriber must mark “S” beside the category applicable to the Subscriber and “DP” beside the category applicable to the Disclosed Purchaser):

____	Category 1.	A bank, as defined in Section 3(a)(2) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

____	Category 2.	A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; or

____	Category 3.	A broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934, as amended; or

____	Category 4.	An insurance company as defined in Section 2(a)(13) of the 1933 Act; or

____	Category 5.	An investment company registered under the United States Investment Company Act of 1940; or

____	Category 6.	A business development company as defined in Section 2(a)(48) of the United States Investment Company Act of 1940; or

____	Category 7.	A small business investment company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958; or

____	Category 8.	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of U.S. $5,000,000; or

____	Category 9.	An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self-directed plan, with investment decisions made solely by Persons who are U.S. Accredited Investors; or

____	Category 10.	A private business development company as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940; or

/s/ TT	Category 11.	An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of U.S. $5,000,000; or

____	Category 12.	A trust, with total assets in excess of U.S. $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated Person as described in Rule 506(b)(2)(ii) under the 1933 Act;

____	Category 13.	Any director or executive officer of the Corporation; or

____	Category 14.	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds U.S. $1,000,000 (for purposes of calculating net worth: (i) a person’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the Securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of the Securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability) and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of sale of the Securities shall be included as a liability); or

____	Category 15.	A natural Person who had an individual income in excess of U.S. $200,000 in each of the two most recent years or joint income with that Person’s spouse in excess of U.S. $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

____	Category 16.	An entity in which all of the equity owners are U.S. Accredited Investors.

(c)
it acknowledges that upon the issuance of the Purchased Shares, and until such time as the same is no longer required under the applicable requirements of the 1933 Act or applicable state securities laws and regulations, the certificates representing the Purchased Shares, and all securities issued in exchange therefor or in substitution thereof, will bear a legend in substantially the form as set forth in Section 5 of the accompanying Agreement and that the Securities will be subject to the restrictions on transfer set forth therein;

(d)
it acknowledges that the Purchased Shares are “restricted securities”, as such term is defined under Rule 144 of the 1933 Act, and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the 1933 Act and applicable state securities laws, and it agrees that if it decides to offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Purchased Shares absent such registration, it will not offer, sell, pledge or otherwise transfer, directly or indirectly, any of the Purchased Shares, except:

(i)	to the Corporation; or

(ii)	in compliance with the exemption from registration under the 1933 Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities laws; or

(iii)	in a transaction that does not require registration under the 1933 Act or any applicable state securities laws;

(iv)	and, in the case of subparagraph (ii) or (iii), it has furnished to the Corporation an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to such effect;

(e)	it has had the opportunity to ask questions of and receive answers from the Corporation regarding the investment, and has received all the information regarding the Corporation that it has requested;

(f)
it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchased Shares and it is able to bear the economic risk of loss of its entire investment;

(g)
it consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer with respect to the Purchased Shares set forth and described herein;

(h)
it understands and acknowledges that the Corporation has no obligation or present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Purchased Shares in the United States;

(i)
the office or other address of the Subscriber at which the Subscriber received and accepted the offer to purchase the Purchased Shares is the address listed as the “Subscriber’s Residential or Head Office Address” on the first page of the Subscription Agreement;

(j)
it understands and agrees that there may be material tax consequences to the Subscriber and the Disclosed Purchaser, if any, of an acquisition, disposition or exercise, as applicable, of the Purchased Shares; the Corporation gives no opinion and makes no representation with respect to the tax status of the Corporation or the consequences to the Subscriber or the Disclosed Purchaser under United States, state, local or foreign tax law of the Subscriber’s acquisition or disposition or exercise, as applicable, of the Purchased Shares, including whether the Corporation will at any given time be deemed a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code;

(k)
it acknowledges that the Corporation is not a “foreign issuer” as defined in Regulation S and therefore, pursuant to Rule 905 of Regulation S, the United States securities law legend set forth in Section 5 of the accompanying Agreement may not be removed from certificates representing the Securities upon any resale made pursuant to Rule 903 or 904 of Regulation S; therefore the certificates representing the Purchased Shares which bear such legend may not constitute “good delivery” in settlement of transactions on stock exchanges in Canada;

(l)
it understands that (i) the Corporation may be deemed to be an issuer that is, or that has been at any time previously, an issuer with no or nominal operations and no or nominal assets other than cash and cash equivalents (a “Shell Company”), (ii) if the Corporation is deemed to be, or to have been at any time previously, a Shell Company, Rule 144 under the 1933 Act may not be available for resales of the Purchased Shares, and (iii) the Corporation is not obligated to make Rule 144 under the 1933 Act available for resales of the Purchased Shares;

(m)
it understands and agrees that some of the past financial statements of the Corporation have been prepared in accordance with International Financial Reporting Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(n)
it has not purchased the Purchased Shares as a result of any form of general solicitation or general advertising (as such terms are used under Rule 502(c) of Regulation D), including any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(o)
it acknowledges that the representations, warranties and covenants contained in this Schedule are made by it with the intent that they may be relied upon by the Corporation in determining its eligibility and the eligibility of the Disclosed Purchaser, if any, to purchase the Purchased Shares.  It agrees that by accepting Purchased Shares it shall be representing and warranting that the representations and warranties above are true as at the Closing with the same force and effect as if they had been made by it at the Closing and that they shall survive the purchase by it of Purchased Shares and shall continue in full force and effect notwithstanding any subsequent disposition by it of the Purchased Shares.

The Subscriber and, if applicable, the Disclosed Purchaser through the Subscriber acting as its agent, undertakes to notify the Corporation immediately of any change in any representation, warranty or other information relating to the Subscriber or, if applicable, the Disclosed Purchaser set forth herein which takes place prior to the Closing.

If a Corporation, Partnership or Other Entity:	If an Individual:
AngloGold Ashanti (U.S.A.) Exploration, Inc.
Name of Entity	Signature
Corporation
Type of Entity	Print or Type Name
/s/ Timothy G. Thompson
Signature of Person Signing
Timothy G. Thompson VP
Print or Type Name and Title of Person Signing